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                                                                      EXHIBIT 21

               LIST OF SUBSIDIARIES OF PARK-OHIO INDUSTRIES, INC.



Park-Ohio has no parent. As of December 31, 1994, Park-Ohio had the following subsidiaries, all of which are included in the consolidated financial statements:

                                                                   PERCENTAGE OF
                                                                   -------------
                                                                       VOTING
                                                                       ------
                                                                     SECURITIES
                                                                     ----------
                                                     STATE OF         OWNED BY
                                                     --------         --------
SUBSIDIARY                                         ORGANIZATION       PARK-OHIO
----------                                         ------------       ---------
Bennett Industries, Inc.                           Illinois              100%

Blue Falcon Forge, Inc.                            Pennsylvania          100%

Castle Rubber Company                              Pennsylvania          100%

General Aluminum Mfg. Company                      Ohio                  100%

Gilchrist Kustom Molders, Inc.                     Ohio                  100%

Globe Steel Abrasive Company                       Ohio                  100%

Kay Home Products, Inc.                            Ohio                  100%

National Automatic Pipeline Operators, Inc.        Michigan               50%

Park-Ohio Bio-Medical Group, Inc.                  Ohio                  100%

The National Pipe Line Company                     Michigan               60%

Steel Abrasives, Inc.                              Ohio                  100%

Tocco, Inc.                                        Alabama               100%